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                                                                   EXHIBIT 4.1

                       AMENDMENT TO SHARE PLEDGE AGREEMENT

This amending agreement dated as of the 18th day of August, 1998

BETWEEN:

         STRIKER HOLDINGS (CANADA) INC., a corporation incorporated pursuant to the laws of Ontario (hereinafter referred to as "Holdings")

                                     - and -

         FIRST ONTARIO LABOUR SPONSORED INVESTMENT FUND LTD., a corporation incorporated pursuant to the laws of Ontario (hereinafter referred to as "First Ontario")


CONTEXT OF THIS AGREEMENT

A. Holdings and First Ontario entered into a certain share pledge and proxy arrangement agreement dated as of the 20th day of March, 1998 in respect of the shares in Striker Paper Canada Inc.
held by Holdings (the "Share Pledge Agreement").

B. Holdings, as of the 20th day of March, 1998, held 11,270,737 common shares in the capital of Striker Paper Canada Inc.

C. Holdings, as of the date hereof, has agreed to subscribe for additional common shares of Striker Paper Canada Inc. and to pledge to First Ontario all the additional common shares to be issued to Holdings pursuant to the equity financing by Holdings under the same terms and conditional as the common shares of Striker Paper Canada Inc. held on March 20, 1998.


NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the premises, covenants and agreements herein contained, the parties have mutually agreed upon certain amendments and revisions to certain terms and conditions contained in the Share Pledge Agreement and wish to record their said agreements herein.

                            PART 1.0 - INTERPRETATION

1.1 DEFINITIONS. Except as specifically provided herein to the contrary, all terms set out herein in initial upper case letters shall have the meanings ascribed to such terms in the Share Pledge Agreement.

1.2 ALL OTHER TERMS REMAIN UNAMENDED. Except as specifically amended herein, all other terms, conditions and provisions of the Share Pledge Agreement remain in full force and effect and unamended.

1.3 INCORPORATION BY REFERENCE. To the extent possible, the provisions of this agreement shall be interpreted by incorporation into the Share Pledge Agreement as if recited therein, mutatis mutandis, and any reference to the Share Pledge Agreement herein shall be a reference to the Share Pledge Agreement as revised and amended by the terms hereof.


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                                      - 2 -


                         PART 2.0 - SPECIFIC AMENDMENTS

2.1      DEFINITION OF PLEDGES SHARES. The definition of Pledged Shares in section 1.1 of the Share Pledge Agreement is deleted in its entirety and substituted with the following:

         "Pledges Shares" means all of the shares in the capital of the Corporation held by Holdings;

2.2 DELIVERY OF POSSESSION. Section 2.3 of the Share Pledge Agreement is deleted in its entirety and substituted with the following:

         DELIVERY OF POSSESSION. Contemporaneously with the execution and delivery of this Agreement, and promptly upon the issue or transfer of any additional Pledged Shares to Holdings, Holdings shall cause share certificates evidencing the Pledged Shares to be delivered to First Ontario duly endorsed for transfer into the name of First Ontario and shall take all steps necessary or desirable to cause the interest of First Ontario as registered owner of the shares to be duly recorded in the records of the Corporation and to cause the Corporation to issue new share certificates representing the Pledged Shares in the name of First Ontario.

                   PART 3.0 - ARTICLE THREE - GENERAL MATTERS

3.1 GOVERNING LAW. This amending agreement shall be construed in accordance with and governed by the laws of the Province of Ontario.

3.2 SUCCESSORS AND ASSIGNS. This amending agreement shall enure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

IN WITNESS WHEREOF the parties have executed this agreement as of the day and year first above written.


                                        STRIKER HOLDINGS (CANADA) INC.


                                        Per:
                                            ---------------------------------
                                                 Matthew Pond

                                        FIRST ONTARIO LABOUR SPONSORED
                                        INVESTMENT FUND LTD.


                                        Per:
                                            ---------------------------------
                                                 Name: Ken Delaney
                                                 Title: President